Exhibit 23

Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our reports, included and incorporated by reference in this Form 10-K, into Banta Corporation's previously filed Registration Statements on Form S-8, File Nos. 33-40036, 33-54576, 33-61683 and 33-01289, 333-35530, and 333-68604 and Form
S-3, File No. 33-55829.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 20, 2002